Exhibit 99.1

FOR IMMEDIATE RELEASE October 14, 2025

For more information

Kathryn Shrout Mistich, VP, Investor Relations Manager

504.539.7836 or kathryn.mistich@hancockwhitney.com

Hancock Whitney reports third quarter 2025 EPS of $1.49

GULFPORT, Miss. (October 14, 2025) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the third quarter of 2025. Net income for the third quarter of 2025 totaled $127.5 million, or $1.49 per diluted common share (EPS), compared to $113.5 million, or $1.32 per diluted common share, in the second quarter of 2025. The company reported net income for the third quarter of 2024 of $115.6 million, or $1.33 per diluted common share. The second quarter of 2025 included $5.9 million, or $0.05 per share, of supplemental disclosure items related to the acquisition of Sabal Trust Company. There were no supplemental disclosure items in the third quarters of 2025 and 2024.

Third Quarter 2025 Highlights

•
Net income totaled $127.5 million, or $1.49 per diluted share, compared to $113.5 million, or $1.32 per diluted share in the second quarter of 2025
•
Adjusted pre-provision net revenue (PPNR) totaled $175.6 million, up $7.6 million, or 5%, compared to the second quarter of 2025
•
Loans increased $134.8 million, or 2% linked quarter annualized (LQA)
•
Deposits decreased $386.9 million, or 5% LQA
•
Criticized commercial loans continued to moderate and nonaccrual loans increased
•
ACL coverage solid at 1.45%, unchanged from prior quarter
•
NIM 3.49%, consistent with prior quarter
•
CET1 ratio estimated at 14.08%, up 11 bps linked-quarter; TCE ratio of 10.01%, up 17 bps linked-quarter; total risk-based capital ratio estimated at 15.91%, up 9 bps linked-quarter
•
Efficiency ratio of 54.10%, improved 81 bps compared to prior quarter

“The third quarter of 2025 results reflect another quarter of exceptionally strong performance,” said John M. Hairston, President & CEO. “We saw continued improvement in profitability and progress on our growth plan for 2025. Our ROA was a remarkable 1.46%, our efficiency ratio improved to 54.10%, and our NIM was stable at 3.49% despite a falling rate environment. Our earnings performance contributed to growth in all of our capital ratios, while we continued to deploy capital through organic balance sheet growth and repurchasing 662,500 shares of our common stock. As 2025 draws to a close, we remain committed to executing on our organic growth plan, maintaining operational efficiency, and proactively managing capital.”

Loans

Total loans were $23.6 billion at September 30, 2025, up $134.8 million, or 1%, from June 30, 2025. Loan growth was realized across commercial real estate-owner occupied loans, commercial real estate-income producing loans, and equipment finance loans, partially offset by higher loan payoffs and lower credit line utilization.

Average loans totaled $23.4 billion for the third quarter of 2025, up $176.7 million, or 1%, linked-quarter. For 2025, we expect low-single digit growth both year-over-year and in the fourth quarter of 2025.

Deposits

Total deposits at September 30, 2025 were $28.7 billion, down $386.9 million, or 1%, from June 30, 2025.

Noninterest-bearing DDAs totaled $10.3 billion at September 30, 2025, down $333.5 million, or 3%, from June 30, 2025, and comprised 36% of total period-end deposits. The linked-quarter decrease in noninterest-bearing DDA was related to unfavorable seasonality, expected outflows of temporary balances, and a decrease in public fund DDA balances.

Interest-bearing transaction and savings deposits totaled $11.8 billion at the end of the third quarter of 2025, up $278.0 million, or 2%, linked-quarter. This increase was due to competitive products and pricing.

Compared to June 30, 2025, retail time deposits of $3.8 billion were down $145.4 million, or 4%, driven by maturity concentration and promotional rate reductions during the third quarter of 2025. Interest-bearing public fund deposits decreased $186.0 billion, or 6%, linked-quarter, totaling $2.8 billion at September 30, 2025. The decrease in interest-bearing public funds resulted from seasonal outflows.

Average deposits for the third quarter of 2025 were $28.5 billion, down $157.8 million, or 1%, linked-quarter. Management expects 2025 period-end deposit levels to be up low-single digits from December 31, 2024 levels.

Asset Quality

The total allowance for credit losses (ACL) was $341.5 million at September 30, 2025, up $1.2 million, or less than 1%, from June 30, 2025. During the third quarter of 2025, the company recorded a provision for credit losses of $12.7 million, compared to $14.9 million in the second quarter of 2025. There were $11.4 million of net charge-offs in the third quarter of 2025, or 0.19% of average total loans on an annualized basis, compared to net charge-offs of $17.8 million, or 0.31% of average total loans in the second quarter of 2025. The ratio of ACL to period-end loans was 1.45% at September 30, 2025, consistent with June 30, 2025.

Criticized commercial loans totaled $549.2 million, or 3.01% of total commercial loans, at September 30, 2025, compared to $569.3 million, or 3.15% of total commercial loans, at June 30, 2025. Nonaccrual loans totaled $113.6 million, or 0.48% of total loans, at September 30, 2025, compared to $94.9 million, or 0.40% of total loans, at June 30, 2025. ORE and foreclosed assets were $11.1 million at September 30, 2025, down $15.7 million, or 59%, compared to June 30, 2025.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the third quarter of 2025 was $282.3 million, an increase of $2.9 million, or 1%, from the second quarter of 2025. The net interest margin (NIM) (TE) was 3.49% in the third quarter of 2025, flat linked-quarter, as securities yields (+2 bps) and better earning assets mix and higher average loans (+2 bps), were offset by an unfavorable other borrowings volumes and rates (-4 bps).

Average earning assets were $32.2 billion for the third quarter of 2025, up $132.5 million, or less than 1%, from the second quarter of 2025.

Noninterest Income

Noninterest income totaled $106.0 million for the third quarter of 2025, up $7.5 million, or 8%, from the second quarter of 2025.

Service charges on deposits were up $1.0 million, or 4%, from the second quarter of 2025 due to higher client account activity. Bank card and ATM fees were down $0.2 million, or 1%, from the second quarter of 2025.

Investment and annuity income and insurance fees were up $3.9 million, or 37%, linked-quarter, related to higher annuity sales and higher fees earned on investment trading. Trust fees were up $1.5 million, or 6% linked-quarter, due to an additional month of revenue from the acquisition of Sabal Trust Company. Fees from secondary mortgage operations totaled $3.5 million for the third quarter of 2025, down $0.7 million, or 16%, linked-quarter.

Other noninterest income was $16.8 million in the third quarter of 2025, up $2.0 million, or 14%, from the second quarter of 2025. The increase was primarily due to higher syndication fees, gains on the sale of leases and SBA loans, and higher BOLI income, partially offset by lower SBIC income.

Noninterest Expense & Taxes

Noninterest expense totaled $212.8 million, down $3.2 million, or 1% linked-quarter. There were no supplemental disclosure items in the third quarter of 2025. The second quarter of 2025 included $5.9 million of supplemental disclosure items related to one-time expenses incurred due to the acquisition of Sabal Trust Company.

Personnel expense totaled $122.0 million in the third quarter of 2025, up $5.5 million, or 5%, linked-quarter, or up $6.9 million, or 6%, linked quarter adjusted for Sabal Trust Company acquisition costs. This increase was related to hiring efforts, one additional work day, and higher incentive expenses.

Net occupancy and equipment expense totaled $18.2 million in the third quarter of 2025, down $0.1 million, or 1%, from the second quarter of 2025. Amortization of intangibles totaled $2.7 million for the third quarter of 2025, up $0.2 million, or 7%, linked-quarter.

Net gains on ORE and other foreclosed assets totaled $0.3 million in the third quarter of 2025, compared to a net expense of $1.2 million in the second quarter of 2025.

Other expenses totaled $70.2 million in the third quarter of 2025, down $7.2 million, or 9%, linked-quarter, or down $2.8 million, or 4%, linked quarter adjusted for Sabal Trust Company acquisition costs. This decrease is primarily related to lower data processing and professional services expense. Prior quarter’s other expenses included $4.5 million of one-time expenses included in the supplemental disclosure items related to the acquisition of Sabal Trust Company.

The effective income tax rate for the third quarter of 2025 was 20.5%.

Capital

Common stockholders’ equity at September 30, 2025 totaled $4.5 billion, up $109.1 million, or 2%, from June 30, 2025. The tangible common equity (TCE) ratio was 10.01%, up 17 bps linked-quarter. The company’s CET1 ratio is estimated to be 14.08% at September 30, 2025, up 11 bps linked-quarter. Total risk-based capital ratio is estimated to be 15.91% at September 30, 2025, up 9 bps linked-quarter. During the third quarter of 2025, the company repurchased 662,500 shares of its common stock at an average price of $60.45 per share. This stock repurchase is pursuant to the company’s share buyback program (which authorized the repurchase of up to 4,306,000 shares of the company’s outstanding common stock), which expires on December 31, 2026. Since its inception, the company has repurchased 1,762,500 shares under this share buyback program.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 3:30 p.m. Central Time on Tuesday, October 14, 2025 to review third quarter of 2025 results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to third quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 800-715-9871 or 646-307-1963, access code 8545141.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through October 21, 2025 by dialing 800-770-2030 or 609-800-9909, access code 8545141.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; and mortgage services. The company also operates combined loan and deposit production offices in the greater metropolitan areas of Nashville, Tennessee, and Atlanta, Georgia. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. The company highlights certain items that are outside of our principal business and/or are not indicative of forward-looking trends in supplemental disclosures items below our GAAP financial data and presents certain “Adjusted” ratios that exclude these disclosed items. These adjusted ratios provide management or the reader with a measure that may be more indicative of forward-looking trends in our business, as well as demonstrates the effects of significant gains or losses and changes.

We define Adjusted Pre-Provision Net Revenue as net income excluding provision expense and income tax expense, plus the taxable equivalent adjustment (as defined above), less supplemental disclosure items (as defined above). Management believes that adjusted pre-provision net revenue is a useful financial measure because it enables investors and others to assess the company’s ability to generate capital to cover credit losses through a credit cycle. We define Adjusted Revenue as net interest income (te) and noninterest income less supplemental disclosure items. We define Adjusted Noninterest Expense as noninterest expense less supplemental disclosure items. We define our Efficiency Ratio as noninterest expense to total net interest income (te) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items, if applicable. Management believes adjusted revenue, adjusted noninterest expense and the efficiency ratio are useful measures as they provide a greater understanding of ongoing operations and enhance comparability with prior periods.

Important Cautionary Statement about Forward-Looking Statements

This release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, the impact of current and future economic conditions, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment, inflationary pressures, increasing insurance costs, fluctuations in interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the effects of war or other conflicts, acts of terrorism, climate change, the impact of natural or man-made disasters, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the potential impact of current (including Sabal Trust Company) or future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the potential impact of third-party business combinations in our footprint on our performance and financial condition, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial and non-financial reporting, the financial impact of regulatory requirements and tax reform legislation, deposit trends, credit quality trends, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended			Nine Months Ended
(dollars and common share data in thousands, except per share amounts)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
NET INCOME
Net interest income	$279,738	$276,959	$271,764	$826,602	$808,365
Net interest income (TE) (a)	282,309	279,455	274,457	834,475	816,716
Provision for credit losses	12,651	14,925	18,564	38,038	40,255
Noninterest income	106,001	98,524	95,895	299,316	272,920
Noninterest expense	212,753	215,979	203,839	633,791	617,577
Income tax expense	32,869	31,048	29,684	93,588	84,712
Net income	$127,466	$113,531	$115,572	$360,501	$338,741
Supplemental disclosure items - included above, pre-tax
Included in noninterest expense
Sabal Trust Company acquisition expense	$—	$5,911	$—	$5,911	$—
FDIC special assessment	—	—	—	—	3,800
PERIOD-END BALANCE SHEET DATA
Loans	$23,596,565	$23,461,750	$23,455,587	$23,596,565	$23,455,587
Securities	7,991,281	7,868,011	7,769,780	7,991,281	7,769,780
Earning assets	32,532,320	31,965,130	32,045,222	32,532,320	32,045,222
Total assets	35,766,407	35,212,652	35,238,107	35,766,407	35,238,107
Noninterest-bearing deposits	10,305,303	10,638,785	10,499,476	10,305,303	10,499,476
Total deposits	28,659,750	29,046,612	28,982,905	28,659,750	28,982,905
Common stockholders' equity	4,474,479	4,365,419	4,174,687	4,474,479	4,174,687
AVERAGE BALANCE SHEET DATA
Loans	$23,425,895	$23,249,241	$23,552,002	$23,249,212	$23,759,083
Securities (b)	8,383,771	8,271,777	8,218,896	8,299,542	8,210,192
Earning assets	32,213,632	32,081,140	32,263,748	32,106,914	32,452,619
Total assets	34,751,209	34,527,276	34,780,386	34,546,116	34,959,722
Noninterest-bearing deposits	10,121,707	10,317,446	10,359,390	10,200,640	10,519,199
Total deposits	28,492,076	28,649,900	28,940,163	28,630,511	29,189,160
Common stockholders' equity	4,368,746	4,284,279	4,021,211	4,279,294	3,889,265
COMMON SHARE DATA
Earnings per share - diluted	$1.49	$1.32	$1.33	$4.17	$3.88
Cash dividends per share	0.45	0.45	0.40	1.35	1.10
Book value per share (period-end)	52.82	51.15	48.47	52.82	48.47
Tangible book value per share (period-end)	41.07	39.46	38.10	41.07	38.10
Weighted average number of shares - diluted	85,453	85,943	86,560	85,977	86,650
Period-end number of shares	84,711	85,351	86,136	84,711	86,136
Market data
High sales price	$64.66	$58.24	$57.78	$64.66	$57.78
Low sales price	56.87	43.90	45.26	43.90	41.19
Period-end closing price	62.61	57.40	51.17	62.61	51.17
Trading volume	51,077	43,450	35,017	136,219	94,834
PERFORMANCE RATIOS
Return on average assets	1.46%	1.32%	1.32%	1.40%	1.29%
Return on average common equity	11.58%	10.63%	11.43%	11.26%	11.63%
Return on average tangible common equity	15.00%	13.71%	14.70%	14.48%	15.12%
Tangible common equity ratio (c)	10.01%	9.84%	9.56%	10.01%	9.56%
Net interest margin (TE)	3.49%	3.49%	3.39%	3.47%	3.36%
Noninterest income as a percentage of total revenue (TE)	27.30%	26.07%	25.89%	26.40%	25.05%
Efficiency ratio (d)	54.10%	54.91%	54.42%	54.73%	55.67%
Average loan/deposit ratio	82.22%	81.15%	81.38%	81.20%	81.40%
Allowance for loan losses as a percentage of period-end loans	1.33%	1.33%	1.35%	1.33%	1.35%
Allowance for credit losses as a percentage of period-end loans (e)	1.45%	1.45%	1.46%	1.45%	1.46%
Annualized net charge-offs to average loans	0.19%	0.31%	0.30%	0.23%	0.19%
Allowance for loan losses as a % of nonaccrual loans	276.20%	329.94%	382.87%	276.20%	382.87%
FTE headcount	3,603	3,580	3,458	3,603	3,458
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
NET INCOME
Net interest income	$279,738	$276,959	$269,905	$273,556	$271,764
Net interest income (TE) (a)	282,309	279,455	272,711	276,291	274,457
Provision for credit losses	12,651	14,925	10,462	11,912	18,564
Noninterest income	106,001	98,524	94,791	91,209	95,895
Noninterest expense	212,753	215,979	205,059	202,333	203,839
Income tax expense	32,869	31,048	29,671	28,446	29,684
Net income	$127,466	$113,531	$119,504	$122,074	$115,572
Supplemental disclosure items - included above, pre-tax
Included in noninterest expense
Sabal Trust Company acquisition expense	$—	$5,911	$—	$—	$—
PERIOD-END BALANCE SHEET DATA
Loans	$23,596,565	$23,461,750	$23,098,146	$23,299,447	$23,455,587
Securities	7,991,281	7,868,011	7,694,969	7,597,154	7,769,780
Earning assets	32,532,320	31,965,130	31,661,169	31,857,841	32,045,222
Total assets	35,766,407	35,212,652	34,750,680	35,081,785	35,238,107
Noninterest-bearing deposits	10,305,303	10,638,785	10,614,874	10,597,461	10,499,476
Total deposits	28,659,750	29,046,612	29,194,733	29,492,851	28,982,905
Common stockholders' equity	4,474,479	4,365,419	4,278,672	4,127,636	4,174,687
AVERAGE BALANCE SHEET DATA
Loans	$23,425,895	$23,249,241	$23,068,573	$23,248,512	$23,552,002
Securities (b)	8,383,771	8,271,777	8,241,514	8,257,061	8,218,896
Earning assets	32,213,632	32,081,140	32,023,885	32,333,012	32,263,748
Total assets	34,751,209	34,527,276	34,355,515	34,770,663	34,780,386
Noninterest-bearing deposits	10,121,707	10,317,446	10,163,221	10,409,022	10,359,390
Total deposits	28,492,076	28,649,900	28,752,416	29,108,381	28,940,163
Common stockholders' equity	4,368,746	4,284,279	4,182,814	4,138,326	4,021,211
COMMON SHARE DATA
Earnings per share - diluted	$1.49	$1.32	$1.38	$1.40	$1.33
Cash dividends per share	0.45	0.45	0.45	0.40	0.40
Book value per share (period-end)	52.82	51.15	49.73	47.93	48.47
Tangible book value per share (period-end)	41.07	39.46	39.40	37.58	38.10
Weighted average number of shares - diluted	85,453	85,943	86,462	86,602	86,560
Period-end number of shares	84,711	85,351	86,033	86,124	86,136
Market data
High sales price	$64.66	$58.24	$61.57	$62.40	$57.78
Low sales price	56.87	43.90	49.46	48.36	45.26
Period-end closing price	62.61	57.40	52.45	54.72	51.17
Trading volume	51,077	43,450	41,692	32,670	35,017
PERFORMANCE RATIOS
Return on average assets	1.46%	1.32%	1.41%	1.40%	1.32%
Return on average common equity	11.58%	10.63%	11.59%	11.74%	11.43%
Return on average tangible common equity	15.00%	13.71%	14.72%	14.96%	14.70%
Tangible common equity ratio (c)	10.01%	9.84%	10.01%	9.47%	9.56%
Net interest margin (TE)	3.49%	3.49%	3.43%	3.41%	3.39%
Noninterest income as a percentage of total revenue (TE)	27.30%	26.07%	25.79%	24.82%	25.89%
Efficiency ratio (d)	54.10%	54.91%	55.22%	54.46%	54.42%
Average loan/deposit ratio	82.22%	81.15%	80.23%	79.87%	81.38%
Allowance for loan losses as a percentage of period-end loans	1.33%	1.33%	1.38%	1.37%	1.35%
Allowance for credit losses as a percentage of period-end loans (e)	1.45%	1.45%	1.49%	1.47%	1.46%
Annualized net charge-offs to average loans	0.19%	0.31%	0.18%	0.20%	0.30%
Allowance for loan losses as a % of nonaccrual loans	276.20%	329.94%	305.26%	327.61%	382.87%
FTE headcount	3,603	3,580	3,497	3,476	3,458
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosures noted above.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share data)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
NET INCOME
Interest income	$409,020	$402,581	$429,476	$1,206,922	$1,278,705
Interest income (TE) (f)	411,591	405,077	432,169	1,214,795	1,287,056
Interest expense	129,282	125,622	157,712	380,320	470,340
Net interest income (TE)	282,309	279,455	274,457	834,475	816,716
Provision for credit losses	12,651	14,925	18,564	38,038	40,255
Noninterest income	106,001	98,524	95,895	299,316	272,920
Noninterest expense	212,753	215,979	203,839	633,791	617,577
Income before income taxes	160,335	144,579	145,256	454,089	423,453
Income tax expense	32,869	31,048	29,684	93,588	84,712
Net income	$127,466	$113,531	$115,572	$360,501	$338,741
Supplemental disclosure items - included above, pre-tax
Included in noninterest expense
Sabal Trust Company acquisition expense	$—	$5,911	$—	$5,911	$—
FDIC special assessment	—	—	—	—	3,800
NONINTEREST INCOME
Service charges on deposit accounts	$25,220	$24,256	$23,144	$73,595	$67,658
Trust fees	24,211	22,753	18,014	64,986	53,564
Bank card and ATM fees	21,814	22,004	21,639	64,532	64,088
Investment and annuity fees and insurance commissions	14,507	10,603	10,890	36,525	32,523
Secondary mortgage market operations	3,475	4,147	3,379	11,090	9,816
Other income	16,774	14,761	18,829	48,588	45,271
Total noninterest income	$106,001	$98,524	$95,895	$299,316	$272,920
NONINTEREST EXPENSE
Personnel expense	$122,022	$116,512	$115,771	$352,881	$355,654
Net occupancy and equipment expense	18,222	18,366	18,127	54,259	53,220
Other real estate and foreclosed assets expense (income), net	(337)	1,181	(411)	2,624	(1,706)
Other expense	70,152	77,396	68,060	216,696	203,202
Amortization of intangibles	2,694	2,524	2,292	7,331	7,207
Total noninterest expense	$212,753	$215,979	$203,839	$633,791	$617,577
COMMON SHARE DATA
Earnings per share:
Basic	$1.50	$1.32	$1.33	$4.20	$3.89
Diluted	1.49	1.32	1.33	4.17	3.88

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(in thousands, except per share data)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
NET INCOME
Interest income	$409,020	$402,581	$395,321	$414,286	$429,476
Interest income (TE) (f)	411,591	405,077	398,127	417,021	432,169
Interest expense	129,282	125,622	125,416	140,730	157,712
Net interest income (TE)	282,309	279,455	272,711	276,291	274,457
Provision for credit losses	12,651	14,925	10,462	11,912	18,564
Noninterest income	106,001	98,524	94,791	91,209	95,895
Noninterest expense	212,753	215,979	205,059	202,333	203,839
Income before income taxes	160,335	144,579	149,175	150,520	145,256
Income tax expense	32,869	31,048	29,671	28,446	29,684
Net income	$127,466	$113,531	$119,504	$122,074	$115,572
Supplemental disclosure items - included above, pre-tax
Included in noninterest expense
Sabal Trust Company acquisition expense	$—	$5,911	$—	$—	$—
NONINTEREST INCOME
Service charges on deposit accounts	$25,220	$24,256	$24,119	$23,447	$23,144
Trust fees	24,211	22,753	18,022	18,170	18,014
Bank card and ATM fees	21,814	22,004	20,714	21,403	21,639
Investment and annuity fees and insurance commissions	14,507	10,603	11,415	10,901	10,890
Secondary mortgage market operations	3,475	4,147	3,468	2,558	3,379
Other income	16,774	14,761	17,053	14,730	18,829
Total noninterest income	$106,001	$98,524	$94,791	$91,209	$95,895
NONINTEREST EXPENSE
Personnel expense	$122,022	$116,512	$114,347	$113,723	$115,771
Net occupancy and equipment expense	18,222	18,366	17,671	17,862	18,127
Other real estate and foreclosed assets expense (income), net	(337)	1,181	1,780	(763)	(411)
Other expense	70,152	77,396	69,148	69,305	68,060
Amortization of intangibles	2,694	2,524	2,113	2,206	2,292
Total noninterest expense	$212,753	$215,979	$205,059	$202,333	$203,839
COMMON SHARE DATA
Earnings per share:
Basic	$1.50	$1.32	$1.38	$1.41	$1.33
Diluted	1.49	1.32	1.38	1.40	1.33

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
ASSETS
Commercial non-real estate loans	$9,680,597	$9,760,733	$9,636,594	$9,876,592	$9,588,309
Commercial real estate - owner occupied loans	3,279,258	3,136,182	3,000,998	3,011,955	3,096,173
Total commercial and industrial loans	12,959,855	12,896,915	12,637,592	12,888,547	12,684,482
Commercial real estate - income producing loans	4,076,643	3,940,309	3,809,664	3,798,612	3,988,661
Construction and land development loans	1,197,305	1,219,514	1,287,919	1,281,115	1,423,615
Residential mortgage loans	4,027,600	4,057,307	4,025,145	3,961,328	3,988,309
Consumer loans	1,335,162	1,347,705	1,337,826	1,369,845	1,370,520
Total loans	23,596,565	23,461,750	23,098,146	23,299,447	23,455,587
Loans held for sale	33,161	30,760	26,596	21,525	24,624
Securities	7,991,281	7,868,011	7,694,969	7,597,154	7,769,780
Short-term investments	911,313	604,609	841,458	939,715	795,231
Earning assets	32,532,320	31,965,130	31,661,169	31,857,841	32,045,222
Allowance for loan losses	(313,636)	(313,189)	(318,119)	(318,882)	(317,271)
Goodwill and other intangible assets	995,096	997,790	888,563	890,677	892,883
Other assets	2,552,627	2,562,921	2,519,067	2,652,149	2,617,273
Total assets	$35,766,407	$35,212,652	$34,750,680	$35,081,785	$35,238,107
LIABILITIES
Noninterest-bearing deposits	$10,305,303	$10,638,785	$10,614,874	$10,597,461	$10,499,476
Interest-bearing transaction and savings deposits	11,758,885	11,480,849	11,400,171	11,308,645	10,895,521
Interest-bearing public fund deposits	2,799,957	2,985,985	3,004,316	3,212,500	2,704,106
Time deposits	3,795,605	3,940,993	4,175,372	4,374,245	4,883,802
Total interest-bearing deposits	18,354,447	18,407,827	18,579,859	18,895,390	18,483,429
Total deposits	28,659,750	29,046,612	29,194,733	29,492,851	28,982,905
Short-term borrowings	1,891,520	1,044,927	542,780	639,015	1,265,944
Long-term debt	210,657	210,620	210,582	210,544	236,431
Other liabilities	530,001	545,074	523,913	611,739	578,140
Total liabilities	31,291,928	30,847,233	30,472,008	30,954,149	31,063,420
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	1,943,187	1,976,208	2,008,987	2,029,122	2,032,599
Retained earnings	2,947,752	2,859,038	2,784,657	2,704,606	2,617,584
Accumulated other comprehensive (loss)	(416,460)	(469,827)	(514,972)	(606,092)	(475,496)
Total common stockholders' equity	4,474,479	4,365,419	4,278,672	4,127,636	4,174,687
Total liabilities & stockholders' equity	$35,766,407	$35,212,652	$34,750,680	$35,081,785	$35,238,107
CAPITAL RATIOS
Tangible common equity	$3,479,383	$3,367,629	$3,390,109	$3,236,959	$3,281,804
Tier 1 capital (g)	3,923,114	3,864,727	3,931,841	3,886,926	3,800,864
Common equity as a percentage of total assets	12.51%	12.40%	12.31%	11.77%	11.85%
Tangible common equity ratio	10.01%	9.84%	10.01%	9.47%	9.56%
Leverage (Tier 1) ratio (g)	11.46%	11.35%	11.55%	11.29%	11.03%
Common equity tier 1 (CET1) ratio (g)	14.08%	13.97%	14.48%	14.14%	13.78%
Tier 1 risk-based capital ratio (g)	14.08%	13.97%	14.48%	14.14%	13.78%
Total risk-based capital ratio (g)	15.91%	15.82%	16.37%	15.93%	15.56%

(g) Estimated for most recent period-end. Regulatory capital ratios for 2024 reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended			Nine Months Ended
(in thousands)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
ASSETS
Commercial non-real estate loans	$9,646,077	$9,687,575	$9,631,318	$9,655,233	$9,758,388
Commercial real estate - owner occupied loans	3,195,141	3,040,258	3,092,836	3,078,016	3,086,179
Total commercial and industrial loans	12,841,218	12,727,833	12,724,154	12,733,249	12,844,567
Commercial real estate - income producing loans	4,016,842	3,879,443	4,028,195	3,911,615	4,035,934
Construction and land development loans	1,183,117	1,225,418	1,427,592	1,226,941	1,499,923
Residential mortgage loans	4,052,310	4,081,987	3,996,986	4,038,261	3,986,899
Consumer loans	1,332,408	1,334,560	1,375,075	1,339,146	1,391,760
Total loans	23,425,895	23,249,241	23,552,002	23,249,212	23,759,083
Loans held for sale	22,162	24,423	26,565	22,378	22,344
Securities (h)	8,383,771	8,271,777	8,218,896	8,299,542	8,210,192
Short-term investments	381,804	535,699	466,285	535,782	461,000
Earning assets	32,213,632	32,081,140	32,263,748	32,106,914	32,452,619
Allowance for loan losses	(316,542)	(323,273)	(317,969)	(320,819)	(315,229)
Goodwill and other intangible assets	996,408	961,675	893,997	949,616	896,361
Other assets	1,857,711	1,807,734	1,940,610	1,810,405	1,925,971
Total assets	$34,751,209	$34,527,276	$34,780,386	$34,546,116	$34,959,722
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$10,121,707	$10,317,446	$10,359,390	$10,200,640	$10,519,199
Interest-bearing transaction and savings deposits	11,662,596	11,341,852	10,905,268	11,403,964	10,812,730
Interest-bearing public fund deposits	2,847,336	2,946,187	2,770,592	2,968,184	2,951,764
Time deposits	3,860,437	4,044,415	4,904,913	4,057,723	4,905,467
Total interest-bearing deposits	18,370,369	18,332,454	18,580,773	18,429,871	18,669,961
Total deposits	28,492,076	28,649,900	28,940,163	28,630,511	29,189,160
Short-term borrowings	1,135,304	853,652	972,148	876,749	965,036
Long-term debt	210,639	211,145	236,412	210,783	236,374
Other liabilities	544,444	528,300	610,452	548,779	679,887
Common stockholders' equity	4,368,746	4,284,279	4,021,211	4,279,294	3,889,265
Total liabilities & stockholders' equity	$34,751,209	$34,527,276	$34,780,386	$34,546,116	$34,959,722

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	9/30/2025			6/30/2025			9/30/2024
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$18,041.2	$277.9	6.12%	$17,832.7	$271.1	6.10%	$18,179.9	$298.5	6.53%
Residential mortgage loans	4,052.3	40.6	4.00%	4,082.0	41.6	4.07%	3,997.0	39.9	3.99%
Consumer loans	1,332.4	27.7	8.25%	1,334.5	27.8	8.34%	1,375.1	30.6	8.85%
Loan fees & late charges	—	(0.3)	0.00%	—	(0.6)	0.00%	—	1.9	0.00%
Total loans (TE) (j) (k)	23,425.9	345.9	5.87%	23,249.2	339.9	5.86%	23,552.0	370.9	6.27%
Loans held for sale	22.2	0.4	6.73%	24.4	0.4	6.55%	26.5	0.6	8.63%
US Treasury and government agency securities	661.7	5.4	3.25%	628.9	5.0	3.16%	556.4	4.1	2.92%
CMOs and mortgage backed securities	6,962.1	50.3	2.89%	6,864.2	48.4	2.82%	6,807.9	44.2	2.60%
Municipals (TE)	742.5	5.5	2.96%	761.2	5.6	2.95%	831.1	6.2	2.96%
Other securities	17.4	0.1	3.72%	17.5	0.1	3.69%	23.5	0.2	3.86%
Total securities (TE) (l)	8,383.7	61.3	2.92%	8,271.8	59.1	2.86%	8,218.9	54.7	2.66%
Total short-term investments	381.8	4.0	4.19%	535.7	5.7	4.28%	466.3	6.0	5.16%
Average earning assets yield (TE)	$32,213.6	$411.6	5.08%	$32,081.1	$405.1	5.06%	$32,263.7	$432.2	5.34%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$11,662.6	$63.1	2.15%	$11,341.9	$59.7	2.11%	$10,905.3	$65.1	2.37%
Time deposits	3,860.5	34.0	3.50%	4,044.4	35.9	3.57%	4,904.9	57.5	4.66%
Public funds	2,847.3	21.0	2.93%	2,946.2	22.1	3.01%	2,770.6	24.6	3.54%
Total interest-bearing deposits	18,370.4	118.1	2.55%	18,332.5	117.7	2.58%	18,580.8	147.2	3.15%
Short-term borrowings	1,135.3	8.2	2.87%	853.7	4.9	2.29%	972.2	7.4	3.04%
Long-term debt	210.6	3.0	5.66%	211.1	3.0	5.67%	236.4	3.1	5.18%
Total borrowings	1,345.9	11.2	3.30%	1,064.8	7.9	2.96%	1,208.6	10.5	3.46%
Total interest-bearing liabilities cost	19,716.3	129.3	2.60%	19,397.3	125.6	2.60%	19,789.4	157.7	3.17%
Net interest-free funding sources	12,497.3			12,683.8			12,474.3
Total cost of funds	32,213.6	129.3	1.59%	32,081.1	125.6	1.57%	32,263.7	157.7	1.94%
Net Interest Spread (TE)		$282.3	2.48%		$279.5	2.46%		$274.5	2.17%
Net Interest Margin (TE)	$32,213.6	$282.3	3.49%	$32,081.1	$279.5	3.49%	$32,263.7	$274.5	3.39%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.
(k) Included in interest income is net purchase accounting accretion of $0.5 million for the three months ended September 30, 2024. There was no net purchase accounting accretion in 2025.
(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Nine Months Ended
	9/30/2025			9/30/2024
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$17,871.8	$816.1	6.10%	$18,380.4	$895.6	6.51%
Residential mortgage loans	4,038.3	120.8	3.99%	3,986.9	114.5	3.83%
Consumer loans	1,339.1	83.1	8.29%	1,391.8	92.5	8.88%
Loan fees & late charges	—	(1.1)	0.00%	—	4.8	0.00%
Total loans (TE) (j) (k)	23,249.2	1,018.9	5.86%	23,759.1	1,107.4	6.22%
Loans held for sale	22.4	1.1	6.66%	22.3	1.3	7.88%
US Treasury and government agency securities	626.7	14.8	3.14%	534.7	11.2	2.80%
CMOs and mortgage backed securities	6,886.5	145.4	2.81%	6,802.6	129.8	2.54%
Municipals (TE)	768.7	17.0	2.96%	849.4	18.9	2.96%
Other securities	17.6	0.5	3.68%	23.5	0.7	3.74%
Total securities (TE) (l)	8,299.5	177.7	2.85%	8,210.2	160.6	2.61%
Total short-term investments	535.8	17.1	4.27%	461.0	17.7	5.13%
Average earning assets yield (TE)	$32,106.9	$1,214.8	5.05%	$32,452.6	$1,287.0	5.30%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$11,404.0	$180.1	2.11%	$10,812.7	$186.6	2.31%
Time deposits	4,057.7	109.9	3.62%	4,905.5	173.3	4.72%
Public funds	2,968.2	66.4	2.99%	2,951.8	79.4	3.59%
Total interest-bearing deposits	18,429.9	356.4	2.59%	18,670.0	439.3	3.14%
Short-term borrowings	876.7	14.9	2.27%	965.0	21.8	3.02%
Long-term debt	210.8	9.0	5.72%	236.4	9.2	5.19%
Total borrowings	1,087.5	23.9	2.94%	1,201.4	31.0	3.45%
Total interest-bearing liabilities cost	19,517.4	380.3	2.61%	19,871.4	470.3	3.16%
Net interest-free funding sources	12,589.5			12,581.2
Total cost of funds	32,106.9	380.3	1.58%	32,452.6	470.3	1.94%
Net Interest Spread (TE)		$834.5	2.45%		$816.7	2.13%
Net Interest Margin (TE)	$32,106.9	$834.5	3.47%	$32,452.6	$816.7	3.36%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.
(k) Included in interest income is net purchase accounting accretion of $1.6 million for the nine months ended September 30, 2024. There was no net purchase accounting accretion in 2025.
(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Nonaccrual loans (m)	$113,554	$94,922	$82,866	$113,554	$82,866
ORE and foreclosed assets	11,140	26,847	27,732	11,140	27,732
Total nonaccrual loans + ORE and foreclosed assets	$124,694	$121,769	$110,598	$124,694	$110,598
Nonaccrual loans as a percentage of loans	0.48%	0.40%	0.35%	0.48%	0.35%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.53%	0.52%	0.47%	0.53%	0.47%
Accruing loans 90 days past due	$24,576	$58,702	$5,967	$24,576	$5,967
Accruing loans 90 days past due as a percentage of loans	0.10%	0.25%	0.03%	0.10%	0.03%
Modified loans - still accruing	$82,218	$62,234	$90,156	$82,218	$90,156
Modified loans - still accruing as a % of loans	0.35%	0.27%	0.38%	0.35%	0.38%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses:
Beginning balance	$313,189	$318,119	$316,148	$318,882	$307,907
Provision for loan losses	11,877	12,856	19,150	34,217	43,656
Charge-offs	(15,736)	(22,328)	(21,113)	(51,357)	(56,430)
Recoveries	4,306	4,542	3,086	11,894	22,138
Net charge-offs	(11,430)	(17,786)	(18,027)	(39,463)	(34,292)
Ending Balance	$313,636	$313,189	$317,271	$313,636	$317,271
Reserve for unfunded lending commitments:
Beginning balance	$27,100	$25,031	$26,079	$24,053	$28,894
Provision for losses on unfunded lending commitments	774	2,069	(586)	3,821	(3,401)
Ending balance	$27,874	$27,100	$25,493	$27,874	$25,493
Total allowance for credit losses	$341,510	$340,289	$342,764	$341,510	$342,764
Total provision for credit losses	$12,651	$14,925	$18,564	$38,038	$40,255
Allowance for loan losses as a percentage of period-end loans	1.33%	1.33%	1.35%	1.33%	1.35%
Allowance for credit losses as a percentage of period-end loans	1.45%	1.45%	1.46%	1.45%	1.46%
Allowance for loan losses as a % of nonaccrual loans	276.20%	329.94%	382.87%	276.20%	382.87%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries):
Commercial & real estate loans	$7,472	$14,704	$14,464	$29,236	$23,830
Residential mortgage loans	181	196	28	157	(201)
Consumer loans	3,777	2,886	3,535	10,070	10,663
Total net charge-offs	$11,430	$17,786	$18,027	$39,463	$34,292
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.16%	0.33%	0.32%	0.22%	17.00%
Residential mortgage loans	0.02%	0.02%	0.00%	0.01%	(0.01)%
Consumer loans	1.12%	0.87%	1.02%	1.01%	1.02%
Total net charge-offs as a percentage of average loans	0.19%	0.31%	0.30%	0.23%	0.19%
AVERAGE LOANS
Commercial & real estate loans	$18,041,177	$17,832,694	$18,179,941	$17,871,805	$18,380,424
Residential mortgage loans	4,052,310	4,081,987	3,996,986	4,038,261	3,986,899
Consumer loans	1,332,408	1,334,560	1,375,075	1,339,146	1,391,760
Total average loans	$23,425,895	$23,249,241	$23,552,002	$23,249,212	$23,759,083

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $9.3 million at September 30, 2025, $13.1 million at June 30, 2025, and $5.4 million at September 30, 2024.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Nonaccrual loans (m)	$113,554	$94,922	$104,214	$97,335	$82,866
ORE and foreclosed assets	11,140	26,847	26,690	27,797	27,732
Total nonaccrual loans + ORE and foreclosed assets	$124,694	$121,769	$130,904	$125,132	$110,598
Nonaccrual loans as a percentage of loans	0.48%	0.40%	0.45%	0.42%	0.35%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.53%	0.52%	0.57%	0.54%	0.47%
Accruing loans 90 days past due	$24,576	$58,702	$15,593	$21,852	$5,967
Accruing loans 90 days past due as a percentage of loans	0.10%	0.25%	0.07%	0.09%	0.03%
Modified loans - still accruing	$82,218	$62,234	$70,617	$79,324	$90,156
Modified loans - still accruing as a % of loans	0.35%	0.27%	0.31%	0.34%	0.38%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses:
Beginning balance	$313,189	$318,119	$318,882	$317,271	$316,148
Provision for loan losses	11,877	12,856	9,484	13,352	19,150
Charge-offs	(15,736)	(22,328)	(13,293)	(16,654)	(21,113)
Recoveries	4,306	4,542	3,046	4,913	3,086
Net charge-offs	(11,430)	(17,786)	(10,247)	(11,741)	(18,027)
Ending Balance	$313,636	$313,189	$318,119	$318,882	$317,271
Reserve for unfunded lending commitments:
Beginning balance	$27,100	$25,031	$24,053	$25,493	$26,079
Provision for losses on unfunded lending commitments	774	2,069	978	(1,440)	(586)
Ending balance	$27,874	$27,100	$25,031	$24,053	$25,493
Total allowance for credit losses	$341,510	$340,289	$343,150	$342,935	$342,764
Total provision for credit losses	$12,651	$14,925	$10,462	$11,912	$18,564
Allowance for loan losses as a percentage of period-end loans	1.33%	1.33%	1.38%	1.37%	1.35%
Allowance for credit losses as a percentage of period-end loans	1.45%	1.45%	1.49%	1.47%	1.46%
Allowance for loan losses as a % of nonaccrual loans	276.20%	329.94%	305.26%	327.61%	382.87%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$7,472	$14,704	$7,060	$7,488	$14,464
Residential mortgage loans	181	196	(220)	(14)	28
Consumer loans	3,777	2,886	3,407	4,267	3,535
Total net charge-offs	$11,430	$17,786	$10,247	$11,741	$18,027
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.16%	0.33%	0.16%	0.17%	0.32%
Residential mortgage loans	0.02%	0.02%	(0.02)%	(0.00)%	0.00%
Consumer loans	1.12%	0.87%	1.02%	1.24%	1.02%
Total net charge-offs as a percentage of average loans:	0.19%	0.31%	0.18%	0.20%	0.30%
AVERAGE LOANS
Commercial & real estate loans	$18,041,177	$17,832,694	$17,738,216	$17,915,970	$18,179,941
Residential mortgage loans	4,052,310	4,081,987	3,979,689	3,967,895	3,996,986
Consumer loans	1,332,408	1,334,560	1,350,668	1,364,647	1,375,075
Total average loans	$23,425,895	$23,249,241	$23,068,573	$23,248,512	$23,552,002

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $9.3 million at September 30, 2025, $13.1 million at June 30, 2025, $25.0 million at March 31, 2025, $20.2 million at December 31, 2024, and $5.4 million at September 30, 2024.

HANCOCK WHITNEY CORPORATION
Appendix A to the Earnings Release
Reconciliation of Non-GAAP Measure
(Unaudited)

PRE-PROVISION NET REVENUE (TE) AND ADJUSTED PRE-PROVISION NET REVENUE (TE)
	Three Months Ended					Nine Months Ended
(in thousands)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Net Income (GAAP)	$127,466	$113,531	$119,504	$122,074	$115,572	$360,501	$338,741
Provision for credit losses	12,651	14,925	10,462	11,912	18,564	38,038	40,255
Income tax expense	32,869	31,048	29,671	28,446	29,684	93,588	84,712
Pre-provision net revenue	172,986	159,504	159,637	162,432	163,820	492,127	463,708
Taxable equivalent adjustment (n)	2,571	2,496	2,806	2,735	2,693	7,873	8,351
Pre-provision net revenue (TE)	175,557	162,000	162,443	165,167	166,513	500,000	472,059
Adjustments from supplemental disclosure items
Sabal Trust Company acquisition expense	—	5,911	—	—	—	5,911	—
FDIC special assessment	—	—	—	—	—	—	3,800
Adjusted pre-provision net revenue (TE)	$175,557	$167,911	$162,443	$165,167	$166,513	$505,911	$475,859

REVENUE (TE), ADJUSTED REVENUE (TE) AND EFFICIENCY RATIO
	Three Months Ended					Nine Months Ended
(in thousands)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Net interest income	$279,738	$276,959	$269,905	$273,556	$271,764	$826,602	$808,365
Noninterest income	106,001	98,524	94,791	91,209	95,895	299,316	272,920
Total GAAP revenue	385,739	375,483	364,696	364,765	367,659	1,125,918	1,081,285
Taxable equivalent adjustment (n)	2,571	2,496	2,806	2,735	2,693	7,873	8,351
Total revenue (TE)	$388,310	$377,979	$367,502	$367,500	$370,352	1,133,791	1,089,636
GAAP Noninterest expense	$212,753	$215,979	$205,059	$202,333	$203,839	$633,791	$617,577
Amortization of intangibles	(2,694)	(2,524)	(2,113)	(2,206)	(2,292)	(7,331)	(7,207)
Adjustments from supplemental disclosure items
Sabal Trust Company acquisition expense	—	(5,911)	—	—	—	(5,911)	—
FDIC special assessment	—	—	—	—	—	—	(3,800)
Adjusted noninterest expense for efficiency	$210,059	$207,544	$202,946	$200,127	$201,547	$620,549	$606,570
Efficiency ratio (o)	54.10%	54.91%	55.22%	54.46%	54.42%	54.73%	55.67%

(n) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(o) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.